Exhibit 5.1

2001 ROSS AVENUE DALLAS, TEXAS 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 www.bakerbotts.com	AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON
March 31, 2009
Dawson Geophysical Company
508 West Wall, Suite 800
Midland, Texas 79701
Ladies and Gentlemen:
          We have acted as counsel for Dawson Geophysical Company, a Texas corporation (the “Company”), with respect to certain legal matters in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on this date by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $100,000,000 aggregate initial offering price of (a) the Company’s senior debt securities (the “Senior Debt Securities”), (b) the Company’s subordinated debt securities (the “Subordinated Debt Securities”), (c) shares of common stock, par value $0.33 1/3 per share (the “Common Stock”), of the Company, (d) shares of preferred stock, par value $1.00 per share (“Preferred Stock”), of the Company and (e) warrants of the Company to purchase other securities (the “Warrants”). The Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock and Warrants may be hereinafter referred to as the “Securities.”
          Each series of the Senior Debt Securities will be issued pursuant to an indenture to be entered into in connection with the first series of Senior Debt Securities issued thereunder between the Company and the trustee thereunder (the “Senior Indenture”), and each series of the Subordinated Debt Securities will be issued pursuant to an indenture to be entered into in connection with the first series of Subordinated Debt Securities issued thereunder between the Company and the trustee thereunder (the “Subordinated Indenture”), as each such indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series (each, a “Supplemental Indenture”).
          In furnishing this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Second Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, as amended to date (together, the “Charter Documents”), resolutions adopted by the Board of Directors of the Company (the Board of Directors, or to the extent permitted by the Texas Business Corporation Act and the Charter Documents, a duly constituted and acting committee thereof, being referred to herein as the “Board”), the Senior Indenture and the Subordinated Indenture filed as exhibits to the Registration Statement, the Registration Statement and the prospectus contained therein, corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we have deemed necessary or appropriate to form a basis for the opinions

March 31, 2009
hereinafter expressed. In such examination, we have assumed, without independent investigation, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the genuineness of all signatures on all documents examined by us.
          In connection with this opinion, we have assumed: (a) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act; (b) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (d) each of the Senior Indenture and the Subordinated Indenture under which the Senior Debt Securities and the Subordinated Debt Securities, respectively, will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (h) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Charter Documents and not otherwise issued or reserved for issuance.
          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:
          1. With respect to a series of Senior Debt Securities, when (a) an indenture substantially in the form of the Senior Indenture has been duly authorized and validly executed and delivered by the parties thereto, (b) any applicable Supplemental Indenture relating to such series has been duly authorized and validly executed and delivered by each of the parties thereto, (c) the Board has taken all necessary corporate action to approve and establish the terms of the offering thereof and related matters, and (d) the Senior Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the Senior Indenture, any applicable Supplemental Indenture relating to such series and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided therein, the Senior Debt Securities of such series will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.
          2. With respect to a series of Subordinated Debt Securities, when (a) an indenture substantially in the form of the Subordinated Indenture has been duly authorized and validly

March 31, 2009
executed and delivered by the parties thereto, (b) any applicable Supplemental Indenture relating to such series has been duly authorized and validly executed and delivered by each of the parties thereto, (c) the Board has taken all necessary corporate action to approve and establish the terms of the offering thereof and related matters, and (d) the Subordinated Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the Subordinated Indenture, any applicable Supplemental Indenture relating to such series and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided therein, the Subordinated Debt Securities of such series will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.
          3. With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or, if uncertificated, valid book-entry notations have been made in the share register of the Company, in accordance with the provisions of the Charter Documents of the Company and either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.
          4. With respect to shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of resolutions designating and establishing the terms of such series of Preferred Stock and causing any required statements respecting such series of Preferred Stock to be prepared and filed with the Secretary of State of the State of Texas, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or, if uncertificated, valid book-entry notations have been made in the share register of the Company, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration

March 31, 2009
approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.
          5. With respect to Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.
          The foregoing opinions are limited in all respects to matters of contract law of the State of New York, the laws of the State of Texas and applicable federal laws of the United States, each as in effect on the date hereof.
          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.